UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2012

THE DAVEY TREE EXPERT COMPANY
(Exact name of registrant as specified in its charter)

Ohio	000-11917	34-0176110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1500 North Mantua Street
P.O. Box 5193
Kent, Ohio 44240
(Address of principal executive offices) (Zip Code)

(330) 673-9511
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01     Other Events

With reference to the previously reported lawsuit, “Peter Ely et al. v. Davey Tree Surgery Company, et al.,” Davey Tree Surgery Company, a subsidiary of The Davey Tree Expert Company named in the purported class-action lawsuit filed on July 15, 2008, in California state Superior Court in Alameda County, has entered into a nonbinding mediation process with the plaintiffs and Local Union 1245 of the International Brotherhood of Electrical Workers.

As a result of the recently initiated mediation process, trial in the case, previously scheduled for January 30, 2012, has been rescheduled to March 26, 2012. If the mediation process were to result in agreement between the parties on the terms of a settlement, any final settlement would require court approval, a process that could take several months to complete. We can offer no assurances that the mediation process will result in a settlement agreement or, if it does, that any resulting settlement agreement would be approved by the court.

As previously reported in The Davey Tree Expert Company Quarterly Report on Form 10-Q for the period ended October 1, 2011:

The plaintiffs allege on behalf of themselves and a putative class that Davey Tree Surgery Company has failed to comply with California law concerning off-duty meal periods and the required content of paycheck stubs.
The plaintiffs allege that they and the putative “meal periods” class have not been provided with uninterrupted, duty-free 30-minute meal periods. In addition, plaintiffs allege that because they were supposedly made to work during their meal breaks, Davey Tree Surgery Company violated California's minimum wage law because they and the putative members were not paid minimum wage for their alleged work during meal breaks. Plaintiffs also contend Davey Tree Surgery Company violated California law by not including the time they and the putative “wage statement” class members worked during their meal periods, their hourly rates of pay and number of hours worked at each hourly rate on their paycheck stubs.

The Court granted plaintiffs' motion for class certification and certified both the “meal periods” class and the “wage statements” class; some individuals are members of both classes, while others are members of only one class.

As mentioned above, trial has been rescheduled to March 26, 2012, pending results of the mediation process.

* * * * *

This current report contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these terms or other comparable terminology. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements. Forward-looking statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others: local, regional, national and international economic, competitive, political, legislative and regulatory conditions and developments.

These risks and uncertainties are further discussed in the reports that The Davey Tree Expert Company has filed with the Securities and Exchange Commission (the “SEC”). These reports are available through the EDGAR system free-of-charge on the SEC’s website at http://www.sec.gov and via hyperlink to the SEC’s website on The Davey Tree Expert Company’s web site at http://www.davey.com.

We are under no duty to update any of the forward-looking statements after the date of this current report on Form 8-K to conform these statements to actual future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DAVEY TREE EXPERT COMPANY
By:	/s/ David E. Adante
David E. Adante
Executive Vice President, Chief Financial Officer and Secretary
(Principal Financial Officer)

Date: January 17, 2012

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